CONSENT OF INDEPENDENT AUDITORS



The Board of Directors of USAA Life Insurance Company and Contractowners of the Separate Account of USAA Life Insurance Company:


We consent to the use of our reports included herein for the USAA Life Insurance Company and for the Separate Account of USAA Life Insurance Company, and to the references to our firm under the headings "Financial Information" and "Independent Auditors" in the Registration Statement.


                                         /s/ KPMG LLP


San Antonio, Texas
February 20, 2004